Exhibit 10.1

AMENDMENT NO. 1
TO
KELLOGG COMPANY
2017 LONG-TERM INCENTIVE PLAN

WHEREAS, Kellogg Company (the “Company”) maintains the Kellogg Company 2017 Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 15.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time in such respects as the Board may deem to be in the best interests of the Company; and

WHEREAS, the Board has determined that it is advisable to amend the Plan on the terms set forth herein.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board by Section 15.1 of the Plan, effective June 7, 2018, Section 2.26 of the Plan is deleted and Section 4.4.6 of the Plan is amended solely by replacing the reference to “Director” with “non-employee Director.” As amended, Section 4.4.6 will read as follows:

“4.4.6     Limit on Non-Employee Director Awards. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards credited or granted during any calendar year to any non-employee Director shall not exceed $800,000.”